SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2009

ADEONA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12584 (Commission File No.)	13-3808303 (IRS Employer Identification No.)

3930 Varsity Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Effective August 20, 2009, Nicholas Stergis resigned as a director of Adeona Pharmaceuticals, Inc.

(d)           On August 21, 2009, Adeona Pharmaceuticals, Inc. (the "Company") appointed Max Lyon, the Company’s current President and Chief Executive Officer, to the Company's Board of Directors.  Mr. Lyon has not been, nor at the time of this disclosure is expected to be, named to any committees of the board of directors.

Mr. Lyon has agreed that in the event he no longer continues to serve as both President and Chief Executive Officer of Adeona, if requested by resolution of the board, he will resign his position from the board of directors.  Other than such agreement and the arrangements with Mr. Lyon set forth in his employment agreement, a copy of which was filed as Exhibit 10.1 to the Company's periodic filing on Form 8-K filed on July 2, 2009, there are no plans or arrangements, compensatory or otherwise, between the Company and Mr. Lyon.

There are no arrangements or understandings between Mr. Lyon and any person with respect to his appointment to the Company's board of directors.  Additionally, there have been no transactions involving Mr. Lyon that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS, INC.

Date: August 26, 2009	By: /s/ Max Lyon
Name: Max Lyon
Its: President and Chief Executive Officer